                                                                    Exhibit 22.2

                               SIS BANCORP, INC.
                           PROXY FOR SPECIAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIS BANCORP, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY, IF OTHERWISE PROPERLY EXECUTED, WILL BE VOTED FOR PROPOSAL 1.

The undersigned, a stockholder of SIS Bancorp, Inc. (the "Company"), revoking all prior proxies, hereby appoints F. William Marshall, Jr., John M. Naughton and Michael E. Tucker and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of stockholders of the Company and any adjournments thereof, to be held at the Headquarters of the Company on the 12th floor, SIS Bancorp, 1441 Main Street, Springfield, Massachusetts on Thursday, December 4, 1997 at 10:00 a.m. local time, as specified herein as to each proposal.

                                   (REVERSE)

PROXY FOR SPECIAL MEETING ON DECEMBER 4, 1997 FOR SIS BANCORP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.    [ ] Please mark your
votes this way.

________________________
common

--------------------------------------------------------------------------------

PROPOSAL 1:  To approve and adopt the          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
Agreement and Plan of Reorganization, dated as of August 18, 1997 (the "defined terms
Merger Agreement"), by and between the
Company and Glastonbury Bank and Trust
Company ("defined terms GBT"), and each of the transactions contemplated thereby, including the issuance by the Company of shares of its common stock to the shareholders of GBT, upon the terms and subject to the conditions set forth in the Merger Agreement, as more fully described in the accompanying Joint Proxy Statement-
Prospectus.

IN THEIR DISCRETION, THE PROXIES NAMED HEREIN ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTERS TO BE BROUGHT BEFORE THE MEETING.

--------------------------------------------------------------------------------

Please date and sign exactly as name appears herein and return in the enclosed envelope. When shares are held as joint owners, both should sign. Executors, administrators, trustees or others signing in a representative capacity should give their full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: ____________ , 1997


---------------------------
Signature


---------------------------
Signature